Exhibit 23.1

中正達會計師事務所有限公司 Centurion ZD CPA Limited Certified Public Accountants (Practising)
Unit 1304,13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港紅磡德豐街22號海濱廣場二期13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Form 10-K of our report dated April 14, 2017 relating to the financial statements of Rebel Group, Inc. as of and for the year ended December 31, 2016.

Centurion ZD CPA Ltd. (fka DCAW (CPA) Ltd. as successor to Dominic K.F. Chan & Co.)
Certified Public Accountants
Hong Kong, April 12, 2018